UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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RENNOVA HEALTH, INC.

(Name of Registrant as Specified In Its Charter)

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rennova health, inc.

400 South Australian Avenue

8th Floor

West Palm Beach, Florida 33401

(561) 855-1626

Notice of Actions by Written Consent of

Stockholders to be Effective ________________, 2021

Dear Stockholder:

We are furnishing this notice and the accompanying Information Statement to the holders of shares of common stock and Series F Convertible Preferred Stock (the “Series F Preferred Stock”) of Rennova Health, Inc., a Delaware corporation (the “Company”), for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

The purpose of the Information Statement is to notify our stockholders that effective on August 27, 2021, the holders of 95,450,000 shares of common stock, 250,000 shares of the Company’s Series L Convertible Preferred Stock (the “Series L Preferred Stock”), and an irrevocable proxy to vote all of the outstanding shares of Series M Convertible Redeemable Preferred Stock (the “Series M Preferred Stock”), all of which votes with the Company’s common stock and the Series F Preferred Stock (representing approximately 51.24% of the outstanding common stock and approximately 78.54% of the total voting power of the Company’s voting securities), approved by written consents in lieu of a special meeting of stockholders the following proposals, which had previously been approved and recommended to be approved by the stockholders, by the Board of Directors of the Company on August 27, 2021:

Proposal 1: To approve an amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock from 10,000,000,000 to 50,000,000,000 shares.

Proposal 2: To approve an amendment to our Certificate of Incorporation, as amended, to provide that the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Company entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (or any successor provision thereto), voting together as a single class, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased unless a vote by any holders of one or more series of Preferred Stock is required by the express terms of any series of Preferred Stock pursuant to the terms thereof.

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This notice and the accompanying Information Statement is first being mailed to our stockholders of record as of the close of business on August 27, 2021 on or about ______________, 2021. In accordance with Rule 14c-2 of the Exchange Act, the actions contemplated herein will not be effective until _______________, 2021, a date which is at least 20 calendar days after the date on which this notice and the accompanying Information Statement is first mailed to our stockholders of record. You are urged to read the Information Statement in its entirety for a description of the actions taken by the holders of a majority of each of the outstanding common stock and of the total voting power of the Company’s securities with regard to these specific matters.

This notice and the accompanying Information Statement is also available at www.rennovahealth.com. This website also includes copies of our Form 10-K for the year ended December 31, 2020. Stockholders may request a copy of the Information Statement and such Form 10-K by contacting our main office at (561) 855-1626.

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT

TO SEND US A PROXY

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

The corporate actions are taken by consents of the holders of a majority of each of the outstanding common stock and of the voting capital stock, pursuant to Delaware law. Proxies are not being solicited because the holders of approximately 78.54% of the total voting power of the Company’s securities (as well as approximately 51.24% of the outstanding shares of common stock) hold more than enough shares to effect the proposed actions and have voted in favor of the proposals contained herein.

By Order of the Board of Directors

_______________, 2021
Seamus Lagan
Chief Executive Officer and President

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rennova health, inc.

400 South Australian Avenue

8th Floor

West Palm Beach, Florida 33401

(561) 855-1626

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

General Information

This Information Statement is being mailed on or about ________, 2021 to the holders of record at the close of business on August 27, 2021 (the “Record Date”) of shares of the common stock and shares of the Series F Convertible Preferred Stock (the “Series F Preferred Stock”) of Rennova Health, Inc., a Delaware corporation (the “Company”), in connection with actions taken by the holders of a majority of each of the outstanding common stock and the Company’s voting capital stock with regard to the following proposals (collectively, the “Proposals”):

Proposal 1 – To approve an amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of our common stock from 10,000,000,000 to 50,000,000,000 shares (the “Authorized Stock Proposal”).

Proposal 2 – To approve an amendment to our Certificate of Incorporation, as amended, to provide that the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Company entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (or any successor provision thereto), voting together as a single class, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased unless a vote by any holders of one or more series of Preferred Stock is required by the express terms of any series of Preferred Stock pursuant to the terms thereof (the “Approval Proposal”).

Christopher Diamantis, who owns 95,450,000 shares of common stock, Alcimede LLC (“Alcimede”), which owns 250,000 shares of Series L Convertible Preferred Stock (the “Series L Preferred Stock”) (which have, as of the Record Date, 23,299,161 votes with regard to the above Proposals) and Seamus Lagan, who has an irrevocable proxy to vote all of the outstanding shares of Series M Convertible Redeemable Preferred Stock (the “Series M Preferred Stock”) owned by Mr. Diamantis, representing in the aggregate approximately 51.24% of the outstanding Common Stock and approximately 78.54% of the total voting power of the Company’s voting securities, have executed written consents in lieu of a special meeting of stockholders (the “Majority Stockholder Consents”) approving the actions described above. Mr. Diamantis is a former member of the Board of Directors of the Company. Seamus Lagan, our Chief Executive Officer and President, is the manager of Alcimede.

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Each of the actions described above, as approved pursuant to the Majority Stockholder Consents effective on August 27, 2021, had previously been approved by the Board of Directors of the Company on August 27, 2021, and recommended to be presented to the stockholders for approval by the Board of Directors on the same date.

Under Section 228 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and in accordance with the Bylaws of the Company, all activities requiring stockholder approval may be taken without a meeting by obtaining the written consent and approval of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of which all shares entitled to vote thereon were present and voted. Because the holders who executed the Majority Stockholder Consents were entitled to cast votes sufficient to approve the Proposals on the Record Date, no action by the minority stockholders in connection with the Proposals is required.

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of the corporate actions described above without a meeting of stockholders to all stockholders who did not consent in writing to such actions. This Information Statement serves as such notice. This Information Statement will be mailed on or about ________, 2021 to stockholders of record as of the Record Date, and is being delivered to inform you of the corporate actions described hereunder before such actions take effect in accordance with Rule 14c-2 of the Exchange Act.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

The DGCL does not provide for dissenters’ rights of appraisal to the Company’s stockholders in connection with the approval of the Proposals.

Voting Securities

As of the Record Date of this Information Statement, our voting securities consisted of (i) our common stock (the “Common Stock”), of which 186,249,999 shares were outstanding, (ii) our Series F Preferred Stock, of which 1,750,000 shares were outstanding, (iii) our Series L Preferred Stock, of which 250,000 shares were outstanding, and (iv) our Series M Preferred Stock, of which 20,810 shares were outstanding. Approval of the Proposals requires the affirmative consent of a majority of the outstanding shares of common stock and of the total voting power of the Company’s securities issued and outstanding on the Record Date. The quorum necessary to conduct business of the stockholders consists of a majority of the total voting power of the Company’s securities issued and outstanding on the Record Date.

The holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of the Series F Preferred Stock, the holders of the Series L Preferred Stock and the holders of the Series M Preferred Stock vote together with the holders of the Common Stock as a single class. On any matter presented to Rennova stockholders for their action or consideration at any Rennova stockholders’ meeting or by written consent in lieu of a meeting, (i) each share of Series F Preferred Stock will be entitled to one vote, (ii) each share of Series L Preferred Stock will be entitled to the whole number of votes equal to the number of shares of Common Stock into which it is then convertible (which, as of the Record Date, equaled 93 shares for each share of Series L Preferred Stock), and (iii) the Series M Preferred Stock, as a class, has the number of votes in the aggregate, equal to 51% of all votes entitled to be voted at any meeting of stockholders or action by written consent of stockholders.

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Security Ownership of Certain Beneficial Owners

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of our outstanding Common Stock as of August 28, 2021 by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all executive officers and directors as a group. Except as indicated in the footnotes below, the stockholders listed below possess sole voting and investment power with respect to their shares. The address of each of the following (other than Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd.) is c/o Rennova Health, Inc., 400 South Australian Avenue, 8th Floor, West Palm Beach, Florida 33401. None of the following owns any Series F Preferred Stock. All of the outstanding shares of Series L Preferred Stock are owned by Alcimede, of which Seamus Lagan, our Chief Executive Officer, is the sole manager. Mr. Diamantis owns all of the Series M Preferred Stock and has granted to Mr. Lagan an irrevocable proxy to vote the Series M Preferred Stock.

Name of Beneficial Owner	No. of Shares of Common Stock Owned		Percentage of Ownership (1)
Seamus Lagan	-	(2)	-

Gary L. Blum	-		-

Trevor Langley	-		-

All Directors and Executive Officers as a Group (3 persons)	-	(3)	-

Christopher E. Diamantis	95,450,000	(4)	51.24%

Sabby Healthcare Master Fund, Ltd. (5)	20,464,761		9.99%

Sabby Volatility Warrant Master Fund, Ltd. (5)	20,464,761		9.99%

*	Less than one percent.

(1)	Based on 186,249,999 shares of Common Stock issued and outstanding as of August 29, 2021, and additional shares deemed to be outstanding as to a particular person, in accordance with applicable rules of the Securities and Exchange Commission (the “SEC”). Beneficial ownership is determined in accordance with SEC rules to generally include shares of Common Stock subject to options or issuable upon conversion of convertible securities or exercise of warrants, and such shares are deemed outstanding for computing the percentage of the person holding such options, securities or warrants, but are not deemed outstanding for computing the percentage of any other person. This table assumes the Company has sufficient authorized shares of Common Stock available to permit the conversion of the outstanding convertible securities and the exercise of the outstanding warrants and options.

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(2)	Alcimede LLC, of which Mr. Lagan is the sole manager, also owns 250,000 shares of Series L Preferred Stock. As of August 28, 2021, these shares of Series L Preferred Stock were convertible into 23,299,161 shares of Common Stock. In addition, on August 13, 2020, Mr. Diamantis granted an irrevocable proxy to Mr. Lagan to vote the shares of Series M Preferred Stock owned by Mr. Diamantis. As a result, as of August 28, 2021, Mr. Lagan and Alcimede owned, or had the right to vote, securities totaling approximately 56.40% of the total voting power of the Company’s voting securities. Because the conversion price of the Series L Preferred Stock is determined based on the market price of the shares of Common Stock, the number of shares into which the shares are convertible, and the votes to which the Series L Preferred Stock is entitled, will fluctuate.

(3)	Includes Messrs. Lagan, Blum and Langley. Alcimede also owns 250,000 shares of Series L Preferred Stock, and Mr. Lagan has an irrevocable proxy to vote the shares of Series M Preferred Stock owned by Mr. Diamantis, as described in the above footnote.

(4)	Mr. Diamantis also owns warrants to purchase 47,500,000 shares of Common Stock and 20,810 shares of Series M Preferred Stock. The exercise of the warrants and the conversion of the Series M Preferred Stock are each subject to ownership blockers of 4.99%

(5)	Based on Amendment No. 2 to Schedule 13G filed with the SEC on January 22, 2020. The address of each of Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands. This stockholder has indicated that Hal Mintz has voting and investment power over the shares held by it. This stockholder has indicated that Sabby Management, LLC serves as its investment manager, that Hal Mintz is the manager of Sabby Management, LLC and that each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over these shares except to the extent of any pecuniary interest therein. The conversion of the Company’s debentures, Series N Convertible Redeemable Preferred Stock and Series O Convertible Redeemable Preferred Stock and the exercise of the warrants to purchase Common Stock held by these entities are subject to ownership blockers of 9.99% and 4.99%, respectively.

PROPOSALs TO AMEND OUR CERTIFICATE OF INCORPORATION,
AS AMENDED

Our Board of Directors has unanimously approved two amendments to our Certificate of Incorporation, as amended. The first would increase the number of authorized shares of our Common Stock from 10,000,000,000 to 50,000,000,000 shares. The second would allow the number of authorized shares of our Common Stock or Preferred Stock to be increased or decreased by the affirmative vote of the holders of a majority in voting power of the stock of the Company entitled to vote generally in the election of the directors, irrespective of the provisions of Section 242(b)(2) of the DGCL. These amendments were also approved by the stockholders pursuant to the Majority Stockholder Consent. The amendments will be effected by the filing of an amendment to our Certificate of Incorporation in the form set forth in Exhibit A with the Secretary of State of the State of Delaware (the “Amendment”).

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The Company is currently authorized to issue an aggregate of 10,000,000,000 shares of Common Stock. As of September __, 2021, there were outstanding _____________ shares of Common Stock. The increasingly rapid conversion and exercise of our outstanding securities into Common Stock have resulted in continued significant increases in the number of outstanding shares of Common Stock.

The number of shares outstanding does not include a significant number of shares of Common Stock issuable upon conversion of convertible debt, and shares of our Series F Preferred Stock, Series M Preferred Stock, Series N Convertible Redeemable Preferred Stock (the “Series N Preferred Stock”) or Series O Convertible Redeemable Preferred Stock (the “Series O Preferred Stock”) or upon exercise of outstanding warrants and stock options. The agreements under which many of such securities were issued require the Company to seek an increase in the number of authorized shares of Common Stock to accommodate all of the possible issuances in the event all of the possible issuances of shares of Common Stock may not be authorized by the terms of our Certificate of Incorporation, as amended. As of _____________ , 2021, our fully diluted number of shares of Common Stock (which includes the exercise or conversion of all rights to acquire shares of Common Stock) equaled _____________.

Terms of certain of our warrants, convertible preferred stock and convertible debentures provide for reduction in the per share exercise price of the warrants and the per share conversion prices of the debentures and preferred stock (if applicable and subject to a floor in some cases), in the event that we issue common stock or common stock equivalents (as that term is defined in the agreements) at an effective exercise/conversion price that is less than the then exercise/conversion prices of the outstanding warrants, preferred stock, or debentures, as the case may be. These provisions, as well as the issuances of debentures and preferred stock with conversion prices that vary based on the price of our common stock on the date of conversion, have resulted in significant dilution of our common stock and have given rise to previous splits of our common stock. The Proposals are intended to help deal with the continued and significant issuances of common stock upon exercise and conversion of our securities as well as to defer and lessen the need to effect a further reverse split.

The increase in the number of authorized shares of Common Stock is also necessary to provide flexibility to issue shares for general corporate purposes that may be identified in the future including, but not limited to, raising additional equity capital through the issuance of shares of Common Stock, or preferred stock or debt or equity securities convertible or exercisable into shares of Common Stock, or in the case of Common Stock, adopting employee benefit plans and funding the acquisition of other companies. No additional action or authorization by stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which our Common Stock is then listed or quoted. Examples of circumstances in which further stockholder authorization generally would be required for issuance of such additional shares include (a) transactions that would result in a change of control of the Company, and (b) adoption of, increases in shares available under, or material changes to equity compensation plans.

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The Approval Proposal will allow the Company, in case the need arises to increase or decrease the authorized shares of Common Stock or Preferred Stock, to solicit holders of the Preferred Stock instead of holders of the Common Stock, which is held by substantially fewer holders and would require less Company time and expense. It would also provide more flexibility in authorizing more shares of stock if and when needed by the Company to complete future financing transactions or to pursue business expansion opportunities. The Approval Proposal would, however, remove the ability of the holders of Common Stock to control, by themselves, the number of authorized shares of Common Stock issuable by the Company. In fact, our Series M Preferred Stock has sufficient votes to determine the success or failure of any proposal, including, upon effectiveness of the Approval Proposal, any future change in the number of authorized shares of Common Stock.

If all of the shares of Common Stock that could be issued under the Company’s current obligations were issued, the number of shares may exceed even the 50,000,000,000 shares that would be authorized under the Authorized Stock Proposal. As a result, the Company, even if the Authorized Stock Proposal becomes effective, may be required to effect a reverse split or further increase the authorized shares of Common Stock to comply with its obligations under its currently outstanding securities.

The Company may explore additional financing opportunities or strategic transactions that would require the issuance of additional shares of Common Stock, but no such plans are currently pending.

The Proposals would not affect the terms of the outstanding Common Stock or the rights of the holders of the Common Stock. The Company’s stockholders do not have preemptive rights with respect to our Common Stock. Should the Board of Directors elect to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares. Therefore, additional issuances of Common Stock could have a dilutive effect on the earnings per share, voting power and share holdings of current stockholders. In addition, the issuance of additional Common Stock may cause the market price of our stock to decline. Except pursuant to the exercise or conversion of the Company’s existing securities, the Company has no current plans to issue any of the additional shares of Common Stock that will become available as a result of the Proposals.

Anti−takeover Provisions

We do not intend that the Proposals be utilized as a type of anti−takeover device. However, these actions could, under certain circumstances, have an anti−takeover effect. For example, in the event of a hostile attempt to acquire control of the Company, we could seek to impede the attempt by issuing shares of Common Stock, which would effectively dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of the Company. Further, we could issue additional shares in a manner that would impede the efforts of stockholders to elect directors other than those nominated by the then current Board of Directors. These potential effects of an increase in the number of authorized shares could limit the opportunity for the Company stockholders to dispose of their shares at the higher price generally available in takeover attempts or to elect directors of their choice. The following is a description of other anti−takeover provisions in our charter documents and other agreements. We have no current plans or proposals to enter into any other arrangement that could have material anti−takeover consequences.

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Any subsequent issuance of additional Company shares would increase the number of outstanding Company shares and would dilute the percentage ownership of existing stockholders. An increase in the authorized but unissued number of shares could also have possible anti-takeover effects. These authorized but unissued Company shares could (within the limits imposed by applicable law): (1) be issued in a transaction that the stockholders believe to be not desirable; or (2) be issued in one or more transactions that could make a change of control of the Company more difficult or costly, and therefore more unlikely. The additional authorized Company shares could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons that would support the Company’s Board of Directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board of Directors although perceived to be desirable by some stockholders. The Board of Directors is not aware of any effort by a third party to accumulate our securities or obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise nor does the Company’s Board of Directors have any intention of using additional authorized Company shares to deter a change of control.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our Certificate of Incorporation and our Bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, may have the effect of discouraging coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Board Composition and Filling Vacancies

Our Bylaws provide that any director or the entire Board of Directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Directors shall be elected at the annual meeting of the stockholders and each director elected shall hold office until his successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner displaced.

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Meetings of Stockholders

Our Certificate of Incorporation and Bylaws provide that only a majority of the members of our Board of Directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our Bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements

Our Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to Bylaws

The Board of Directors may from time to time make, amend, supplement or repeal the Company’s Bylaws by vote of a majority of the Board of Directors, and the stockholders may change or amend or repeal these Bylaws by the affirmative vote of the holders of a majority of the Company’s voting securities. In addition to and not in limitation of the foregoing, the Company’s Bylaws or any of them may be amended or supplemented in any respect at any time, either: (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting; or (ii) at any meeting of the Board of Directors, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting or an announcement with respect thereto shall have been made at the last previous Board of Directors meeting, and provided further that no amendment or supplement adopted by the Board of Directors shall vary or conflict with any amendment or supplement adopted by the stockholders.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●	at or after the time the stockholder became interested, the business combination was approved by our Board of Directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Interest of Certain Persons in Opposition to Matters to be Acted Upon

No officer or director has any substantial interest in the Proposals other than in their roles as an officer or director and their ownership of securities issued by the Company.

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Householding

Regulations regarding the delivery of copies of information statements to stockholders permit us, banks, brokerage firms and other nominees to send one information statement to multiple stockholders who share the same address under certain circumstances. This practice is known as “householding.” Stockholders who hold their shares through a bank, broker or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event that a stockholder wishes to revoke a “householding” consent previously provided to a bank, broker or other nominee, the stockholder must contact the bank, broker or other nominee, as applicable, to revoke such consent. If a stockholder wishes to receive a separate information statement, we will promptly deliver a separate copy to such stockholder that contacts us by mail at Rennova Health, Inc., 400 South Australian Avenue, 8th Floor, West Palm Beach, Florida 33401 or by telephone at (561) 855-1626. Any stockholders of record sharing an address who now receive multiple copies of our annual reports, proxy statements and information statements, and who wish to receive only one copy of these materials per household in the future should also contact Investor Relations by mail or telephone as instructed above. Any stockholders sharing an address whose shares of Common Stock, Series F Preferred Stock, Series L Preferred Stock or Series M Preferred Stock are held by a bank, broker or other nominee who now receive multiple copies of our annual reports, proxy statements and information statements, and who wish to receive only one copy of these materials per household, should contact the bank, broker or other nominee to request that only one set of these materials be delivered in the future.

Where You Can Obtain Additional Information

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

We will provide, upon request and without charge, to each stockholder receiving this Information Statement a copy of our Annual Report on Form 10-K for the year ended December 31, 2020, including the financial statements and financial statement schedule information included therein, as filed with the SEC. You are encouraged to review the Annual Report together with any subsequent information we have filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting Rennova Health, Inc., 400 South Australian Avenue, 8th Floor, West Palm Beach, Florida 33401, (561) 855-1626.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this Information Statement, and later information that we file with the SEC will automatically update and supersede some of this information. The documents we incorporate by reference are:

●	Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on April 15, 2021;

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●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on June 14, 2021;

●	Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 16, 2021;

●	Current Report on Form 8-K/A, filed with the SEC on August 16, 2021;

●	Current Reports on Form 8-K, filed with the SEC on February 5, 2021, April 27, 2021, May 11, 2021, May 24, 2021, June 17, 2021, June 28, 2021, July 1, 2021, July 12, 2021, July 16, 2021, July 19, 2021, August 13, 2021, September 2, 2021 and September 8, 2021; and

●	Description of Common Stock contained in the Company’s Registration Statement on Form S-4 (File No. 333-205733) deemed effective by the SEC on September 22, 2015.

 We will provide to each person, including any beneficial owner, to whom an Information Statement is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this Information Statement but not delivered with this Information Statement. We will provide these reports upon written or oral request at no cost to the requester. Please direct your request, either in writing or by telephone, to the Corporate Secretary, Rennova Health, Inc., 400 South Australian Avenue, 8th Floor, West Palm Beach, Florida 33401, telephone number (561) 855-1626. We maintain a website at http://www.rennovahealth.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of this Information Statement.

Stockholder Proposals

Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in our proxy statement in connection with our next annual meeting have to submit their proposals so that they were received by the Company’s Chief Executive Officer at our principal executive offices, 400 South Australian Avenue, 8th Floor, West Palm Beach, Florida 33401, a reasonable time before we print and send our proxy materials for the annual meeting. As the rules of the Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee that it will be included.

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For any proposal that is not submitted for inclusion in our next proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at our next annual meeting (including director nominations or other proposals), the proposal must be submitted to the Company’s Chief Executive Officer at our principal executive offices, 400 South Australian Avenue, 8th Floor, West Palm Beach, Florida 33401, a reasonable time before we print and send our proxy materials for the annual meeting. Even if a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In addition, our Bylaws provide that for directors to be nominated or other proposals to be properly presented at our Annual Meeting, an additional notice of any nomination or proposal must be received by us between 60 and 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. If our Annual Meeting is not held within 30 days of such anniversary date to be timely, the notice by the stockholder must not be later than the close of business on the tenth day following the earlier of the day on which the first public announcement of the date of our Annual Meeting was made or the notice of the meeting was mailed. The public announcement of an adjournment or postponement of the Annual Meeting will not trigger a new time period (or extend any time period) for the giving of a stockholder notice as described in this Information Statement.

Rennova Health, Inc.

By Order of the Board of Directors

Date: ______________, 2021	By:
Seamus Lagan
Director, Chief Executive Officer and President

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EXHIBIT A

FORM OF

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

RENNOVA HEALTH, INC.

It is hereby certified that:

1.	The name of the corporation is Rennova Health, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”).

2.	The Certificate of Incorporation of the Corporation, as amended, is hereby amended by deleting Article FOURTH, Paragraph A thereof and inserting in lieu of said Paragraph the following new Article FOURTH, Paragraph A:

“The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is fifty billion five million (50,005,000,000) shares, comprised of fifty billion (50,000,000,000) shares of Common Stock, par value $.0001 per share, and five million (5,000,000) shares of Preferred Stock, par value $0.01 per share. The designation, powers, preferences and relative, participating, optional or other special rights, including voting rights, qualifications, limitations or restrictions of the Preferred Stock shall be established by resolution of the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware. The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (or any successor provision thereto), voting together as a single class, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased unless a vote by any holders of one or more series of Preferred Stock is required by the express terms of any series of Preferred Stock pursuant to the terms thereof.”

3.	The amendment of the Certificate of Incorporation herein certified has been duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be executed by its duly authorized officer this ____ day of __________, 2021.

RENNOVA HEALTH, INC.

By:
Name:	Seamus Lagan
Title:	Chief Executive Officer and President

A-1